EXHIBIT 10.12

                         STRUCTURING ADVISORY AGREEMENT

         STRUCTURING ADVISORY AGREEMENT (the "AGREEMENT"), dated as of June 10, 2004, between The National Collegiate Student Loan Trust 2004-1, a Delaware statutory trust (the "TRUST"), and The First Marblehead Corporation (the "ADVISOR").

         1. APPOINTMENT. The Trust hereby appoints the Advisor and the Advisor hereby agrees to act, as structuring advisor to the Trust in connection with the Trust's issuance of its Student Loan Asset Backed Notes (the "NOTES") pursuant to that certain Indenture (the "INDENTURE"), dated as of June 1, 2004, between the Trust and U.S. Bank National Association, as Indenture Trustee, under the terms and conditions set forth herein. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Indenture and the Trust Agreement dated as of June 10, 2004 by and among The National Collegiate Funding LLC, Wachovia Trust Company, National Association and The Education Resources Institute, Inc.

         2. DUTIES OF ADVISOR.

                  2.1 CONSULTING SERVICES. The Advisor shall provide the Trust with the following services:

                       (i) Advise the Trust with respect to the structuring of the Notes and the related transactions;

                       (ii) Engage, coordinate and evaluate the efforts of the service providers to the Trust, including without limitation, program lenders, consumer and securitization lawyers, accountants and auditors, trustees and providers of loan servicing, collection and origination services;

                       (iii) Monitor the transmission of loan data between borrower, participating school, loan originator and program lender; and

                       (iv) Work with potential financing sources, rating agencies and financial guaranty insurers, utilizing proprietary cash flow modeling, so as to optimize the economics of securitization.

                  2.2 LIMITATIONS ON THE ADVISOR'S POWERS. Notwithstanding anything herein to the contrary, the Advisor's responsibilities are consultative only, and the Advisor shall have no power to take any action on behalf of the Trust, or to cause the Trust to be responsible for taking any action.

         3. COMPENSATION OF ADVISOR. As compensation for the performance of the Advisor's obligations under this Agreement and as reimbursement for its expenses related thereto, the Advisor shall be entitled to a Structuring Advisory Fee payable pursuant to the priorities set forth in the Indenture and the Trust Agreement as follows:

                  3.1 $41,546,166 payable on the Closing Date from the Cost of Issuance Account;

                 3.2 During the Funding Period, an amount payable on each Subsequent Transfer Date equal to 4.5% of the aggregate outstanding principal balance of the Subsequent Student Loans as of the respective Subsequent Cutoff Date that are purchased by the Trust from the Depositor.

                  3.3 An amount payable on each Quarterly Distribution Date at a rate equal to 1/4 of 0.15% of the aggregate outstanding principal balance of the Financed Student Loans owned by the Trust as of the related Determination Date for the prior Quarterly Distribution Date (and in the case of the payment of such amount on the first Quarterly Distribution Amount as of the Cutoff Date) pursuant to the priorities set forth in the Indenture and the Trust Agreement. To the extent that any payment is not made when due, all accrued and unpaid amounts shall bear interest at a rate equal to Three-Month LIBOR plus 1.50%, which will be reset in the same manner as the Applicable Index for the Class A Notes under the Indenture.

         4. LIABILITY. The Advisor is not and never shall be liable to any creditor of the Trust. In addition, the Advisor will not be culpable for and will have no liability to the Trust for or with respect to any and all losses, claims, damages or liabilities, joint or several, of the Trust incurred in connection with the Advisor's performance of the services described in this Agreement, except to the extent that any such loss, claim, damage or liability is found in a final judgment by a court of competent jurisdiction to have resulted from the Advisor's gross negligence, bad faith or willful misconduct, or a material breach of this Agreement. The exculpation of the Trust under this paragraph shall be in addition to any liability which the Trust may otherwise have, shall survive any termination of this Agreement, and shall be binding upon and extend to the benefit of any successors, assigns and representatives of the Trust and the Advisor.

         5. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties' successors and permitted assigns. However, neither this Agreement nor any of the rights of the parties hereunder may be transferred or assigned by either party hereto, except that (i) the Trust may assign its rights hereunder to the Indenture Trustee and (ii) the Advisor may assign its rights and obligations hereunder to any affiliated person or entity. Any attempted transfer or assignment in violation of this Section 5 shall be void.

         6. RELATIONSHIP OF THE PARTIES. Nothing contained in this Agreement is intended or is to be construed to constitute the Advisor and the Trust as partners or joint venturers or either party as an employee of the other party. Neither party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or to bind the other party to any contract, agreement or undertaking with any third party. The services to be performed by the Advisor hereunder are consultation services only. The Trust shall at all times be free to accept or reject the advice rendered by the Advisor hereunder in its sole discretion.

         7. LIMITATION OF LIABILITY OF OWNER TRUSTEE. Notwithstanding anything contained herein to the contrary, this instrument has been executed by Wachovia Trust Company, National Association, not in its individual capacity but solely in its capacity as Owner Trustee of the Trust, and in no event shall Wachovia Trust Company, National Association in its individual capacity or any beneficial owner of the Trust have any liability for the representations, warranties, covenants, agreements or other obligations of the Trust hereunder, as to all of which recourse shall be had solely to the assets of the Trust. For all purposes of this Agreement, in the performance of any duties or obligations of the Trust hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VIII, IX and X of the Trust Agreement.

         8. MISCELLANEOUS.

                  8.1 AMENDMENT AND WAIVERS. This Agreement may be amended or waived only by a writing signed by both parties, and then such consent shall be effective only in the specific instance and for the specific purpose for which given.

                  8.2 NOTICES. All notices and other communications provided for herein shall be dated and in writing and shall be deemed to have been duly given when delivered, if delivered personally or sent by telecopy, or when mailed, if sent by registered or certified mail, return receipt requested, postage prepaid.

                     (i) to the Trust at:

                         c/o Wachovia Trust Company, National Association One Rodney Square, 1st Floor
                         920 King Street
                         Wilmington, Delaware 19801
                         Attention:  Sterling Correia

                     (ii) to the Advisor at:

                          The First Marblehead Corporation
                          230 Park Avenue
                          New York, New York 10169
                          Attention:  Mr. Rob Baron

                          with a copy to:

                          The First Marblehead Corporation
                          The Prudential Tower
                          800 Boylston Street - 34th Floor
                          Boston, MA 02199-8157
                          Attention: Mr. Richard P. Zermani



or at such other address as any party shall have specified by notice in writing to the others.

         8.3 EFFECTIVENESS OF AGREEMENT; ENTIRE AGREEMENT. The terms of this Agreement shall become effective upon the issuance of the Notes. This Agreement contains the entire agreement between the parties hereto and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

         8.4 SECTION HEADINGS. The section headings contained herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         8.5 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         8.6 APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely within such State, without giving effect to conflicts of laws principles thereof (other than Section 5-1401 of the New York General Obligations Law).

         8.7 SEVERABILITY. Any section, clause, sentence, provision, subparagraph or paragraph of this Agreement held by a court of competent jurisdiction to be invalid, illegal or ineffective shall not impair, invalidate or nullify the remainder of this Agreement, but the effect thereof shall be confined to the section, clause, sentence, provision, subparagraph or paragraph so held to be invalid, illegal or ineffective.

         8.8 NO PETITION. The parties hereto will not at any time institute against the Trust any bankruptcy proceeding under any United States federal or State bankruptcy or similar law in connection with any obligations of the Trust under any Transaction Document as defined in the Indenture.

                            [Signature Pages Follow]

         IN WITNESS WHEREOF, the parties hereto have executed this Structuring Advisory Agreement as of the date first above written.



                                     THE NATIONAL COLLEGIATE
                                     STUDENT LOAN TRUST 2004-1

                                     By:   WACHOVIA TRUST COMPANY,
                                           NATIONAL ASSOCIATION, not in its
                                           individual capacity but solely as
                                           Owner Trustee


                                           By: /S/ STERLING C. CORREIA
                                               -----------------------
                                              Name: Sterling C. Correia
                                              Title: Vice President




                                     THE FIRST MARBLEHEAD CORPORATION


                                     By: /S/ JOHN A. HUPALO
                                         ------------------
                                         Name:    John A. Hupalo
                                         Title:   Executive Vice President










                                                   SRUCTURING ADVISORY AGREEMENT